UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2019

XPRESSPA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 12th Floor

New York, New York 10017

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (646) 525-4319

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	XSPA	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01. Other Events.

On September 6, 2019, XpresSpa Group, Inc. (the “Company”) issued a press release announcing that it intends to adjourn, without conducting any business, its 2019 annual meeting of stockholders (the “Annual Meeting”) scheduled to occur at 11:00 a.m., Eastern Daylight Time, on September 9, 2019, and reconvene at 11:00 a.m., Eastern Daylight Time, on October 2, 2019, to vote on the proposals described in the proxy statement filed with the Securities and Exchange Commission (the “SEC”) on August 12, 2019. The Annual Meeting will still be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C., located at 666 Third Avenue, New York, New York, 10017. The Company does not intend to change the record date for the Annual Meeting. Only stockholders of record at the close of business on August 1, 2019 are entitled to vote at the reconvened Annual Meeting.

During the period of the adjournment, the Company will continue to solicit proxies from its stockholders with respect to the proposals set forth in the Company’s proxy statement. Proxies previously submitted in respect of the Annual Meeting will be voted at the adjourned meeting unless properly revoked.

No changes have been made in the proposals to be voted on by stockholders at the Annual Meeting. The Company’s proxy statement and any other materials filed by the Company with the SEC remain unchanged and can be obtained free of charge at the SEC's website at www.sec.gov.

The press release is included as Exhibit 99.1 hereto, and is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release, dated September 6, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPRESSPA GROUP, INC.

Dated: September 6, 2019	By:	/s/ Douglas Satzman
		Name:	Douglas Satzman
		Title:	Chief Executive Officer